UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2010

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

1140 W. Thorndale Avenue Itasca, Illinois 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On February 8, 2010, the Board of Directors of Enable Holdings, Inc. (the “Company”) appointed Patrick L. Neville as the Company’s Chief Executive Officer, effective March 1, 2010.  Mr. Neville will also join the Company’s Board of Directors.  Mr. Neville will replace Timothy E. Takesue, who had been serving as the Company’s Interim Chief Executive Officer.  Mr. Takesue will resume his position of Executive Vice President of Account Management of the Company.

Mr. Neville is a proven leader who has developed, re-engineered and rolled out many successful business concepts, and is particularly skilled in developing and translating conceptual models with hands-on involvement.   From 1997 to 2008, Mr. Neville was President, Chief Executive Officer and Vice Chairman of Beautyfirst/Purebeauty of Wichita, Kansas.  At Beautyfirst/Purebeauty, Mr. Neville spear-headed strategic planning and had management responsibility for approximately 2,200 employees, operating more than 120 stores, across the United States, with annual sales exceeding $120,000,000.  He successfully oversaw the sale of tBeautyfirst/Purebeauty.  Since 2008, Mr. Neville has been the President and Chief Executive Officer of Paradigm Advisory Group LLC in Wichita, Kansas.  Paradigm provides advisory services with emphasis on crisis management, executive office coaching and restructurings to E-commerce, wholesale, retail and manufacturing companies ranging from start-ups to those with revenues exceeding $500,000,000.

Mr. Neville has also served as a member of the Board of Directors, speaker and consultant to the Chicago Apparel Center, Men’s Retail Association, National Retail Federation, L.B.A. National Buying Group, and he is currently serving on the Board of Directors of the International Salon Spa Business Network.

Mr. Neville signed an Agreement with the Company which is attached hereto as Exhibit 10.1.

The Company issued a press release relating to the appointment of Mr. Miller which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Appointment of Two New Directors

On February 8, 2010, the Company’s Board of Directors appointed two new directors, Don Miller and Jeffry Parell to serve on the Board of Directors.

Mr. Miller has been on the Board of Directors of Multiband Corporation since September 2001 and was elected Chairman of the Board in April 2002.  Mr. Miller is also a member of Multiband’s Audit and Compensation Committees.  Mr. Miller worked for The Schwan Food Company from 1962 to 2007 where he was a former Vice President and  Chief Financial Officer.  Mr. Miller was appointed to the Board of Directors of The Schwan Food Company on January 1, 2008 and also the Chairman of its Finance Committee and a member of the Audit and Risk Committees.  Mr. Miller is also on the Board of Directors of FoodShacks, Inc. and Webdigs, Inc. and on their Audit Committee.

The Board of Directors also appointed Mr. Miller to serve on the Company’s Audit and Compensation Committees.

Mr. Parell currently serves as the Executive Vice President and Chief Operations Officers of Vanguard Rental Car, the parent company of National Car Company and Alamo Rent a Car.  From 2003 until 2009, Mr. Parell served various roles at National Car Company and Alamo Rent a Car.  From 2000 until 2003, Mr. Parell served as the President and Chief Executive Officer of Velocity Express and from 2001 until 2003, he also served as the Chief Executive Officer of its parent company, United Shipping & Technology, Inc.  Mr. Parell currently serves on the Board of the TreeHouse organization.

The Board also appointed Mr. Parell to serve on the Company’s Compensation and Nominating Committees.

The Company issued a press release relating to the appointment of Messrs. Miller and Parell which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 10, 2010

ENABLE HOLDINGS, INC.

By	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr.
Chief Financial Officer